UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2025

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025 (the “Repricing Date”), Scilex Holding Company (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in a virtual meeting format via live webcast. As further described in Item 5.07 to this Current Report on Form 8-K, at the Special Meeting, the Company’s stockholders approved a one-time repricing (the “Option Repricing”) of certain outstanding stock options granted to, and held by, certain of the Company’s current employees, including its executive officers and named executive officers (namely, Henry Ji, Ph.D., the Company’s Chairperson, Chief Executive Officer and President, and Stephen Ma, the Company’s Chief Financial Officer and Chief Operating Officer), and members of the Board of Directors of the Company (the “Board”) through the Repricing Date (collectively, the “Eligible Participants”), under the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”), that have exercise prices of $282.80 per share, covering up to an aggregate of 289,405 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock” and such options, the “Eligible Options”). The Option Repricing was previously approved by the Board on October 27, 2025, subject to approval by the Company’s stockholders.

Effective as of the Repricing Date, the per share exercise price of each Eligible Option held by an Eligible Participant who is an employee of the Company or a member of the Board as of the Repricing Date, as applicable, was automatically reduced to $16.80 per share, which was the closing trading price per share of Common Stock on the Nasdaq Capital Market on the Repricing Date (each, a “Repriced Option”). Except as modified by the Option Repricing, all other terms and conditions of the Repriced Options under the Plan, including, without limitation, any provisions with respect to vesting and term of the options, will remain in full force and effect.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on December 11, 2025. At the Special Meeting, a total of (i) 29,057,097 shares of the Company’s Series A preferred stock, $0.0001 par value per share (the “Series A Preferred Stock”), or 100% of the 29,057,097 shares of Series A Preferred Stock, issued and outstanding, and (ii) 3,668,001 shares of Common Stock, or approximately 48.4% of the 7,585,446 shares of Common Stock, issued and outstanding, both as of the close of business on November 3, 2025, the record date for the Special Meeting, were represented virtually or by proxy.

The holder of Series A Preferred Stock was entitled to vote, together with the holders of Common Stock and not separately as a class, on an as converted to Common Stock basis for an aggregate of 848,106 votes as a result of the adjustments to the deemed conversion price of such preferred stock in accordance with the Certificate of Designations of Series A Preferred Stock, filed with the Delaware Secretary of State on November 10, 2022. Approximately 53% of the voting power (or 4,516,107 votes) of the issued and outstanding shares of the Company's Common Stock and Series A Preferred Stock entitled to vote were represented at the Special Meeting, which was sufficient to constitute a quorum for the purpose of transacting business at such meeting.

At the Special Meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 7, 2025.

Set forth below is a brief description of each matter voted upon at the Special Meeting and the voting results with respect to each matter.

Proposal No. 1: To approve the repricing of certain outstanding stock options issued under the Scilex Holding Company 2022 Equity Incentive Plan, as amended, that are held by eligible service providers of the Company (the “Option Repricing Proposal”).

For	Against	Abstentions	Broker Non-Votes
3,341,659*	1,130,308	23,971	-

*Excludes the 20,169 shares held by certain affiliates that were Eligible Participants.

Proposal No. 2: To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Option Repricing Proposal.

For	Against	Abstentions
3,397,754	1,105,190	13,163

An adjournment of the Special Meeting was not necessary because there were sufficient votes in favor of the Option Repricing Proposal.

No other matters were submitted to or voted on by the Company’s stockholders at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Henry Ji
	Name:	Henry Ji
Date: December 11, 2025	Title:	Chief Executive Officer & President